UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

GP Strategies Corporation

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7234		52-0845774
(Commission File Number)		(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 300, Columbia, MD		21044
(Address of principal executive offices)		(Zip Code)

(443) 367-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPX	NYSE (New York Stock Exchange)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on October 14, 2021 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2021, by and among Learning Technologies Group plc, a public limited company incorporated in England and Wales (“LTG”), Learning Technologies Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of LTG (“US Holdco”), Gravity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of US Holdco (“Merger Sub”), and GP Strategies Corporation, a Delaware corporation (the “Company”). Pursuant to the Merger Agreement, shortly after 4:00 p.m., Eastern time on October 14, 2021 (the “Effective Time”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned, indirect subsidiary of LTG (the “Merger”). The following events took place in connection with the consummation of the Merger:

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Merger, the Company paid all amounts outstanding under its existing credit agreement, dated as of November 30, 2018 (the “Credit Agreement”), with PNC Bank National Association, as administrative agent, relating to a $200 million revolving loan facility. Effective upon such payment, the Credit Agreement and all related loan documents and security interests were terminated and released and became null and void.

The Credit Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 6, 2018, which description is incorporated herein by reference. The description of the Credit Agreement incorporated by reference is not complete and is subject to and entirely qualified by reference to the full text of the Credit Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Upon consummation of the Merger, at the Effective Time, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, any subsidiary of the Company, LTG, US Holdco, Merger Sub or any other subsidiary of LTG and shares owned by Company stockholders who have exercised their appraisal rights under Delaware law) was automatically converted into the right to receive $20.85 in cash, without interest (the “Merger Consideration”). Each restricted stock unit and performance stock unit (the “Stock Units”) outstanding and unexercised immediately prior to the Effective Time, was automatically canceled and converted into the right to receive a cash payment, without interest, in an amount equal to the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 15, 2021 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Merger, the Company (i) notified the New York Stock Exchange (“NYSE”) that each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Merger Consideration, and (ii) requested the NYSE to file a notification of removal from listing on Form 25 with the SEC with respect to the Company’s common stock in order to effect the delisting of the Company’s common stock from the NYSE. Such delisting will result in the termination of the registration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a certificate on Form 15 requesting the deregistration of the Company’s common stock under Section 12(g) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, holders of the Company’s common stock and Stock Units immediately before the Effective Time ceased to have any rights as stockholders in the Company (other than their rights, if such right exists, to receive the consideration pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 3.03, and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, as contemplated by the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned, indirect subsidiary of LTG. The aggregate Merger Consideration, together with the consideration payable for the Stock Units, payable by LTG is approximately $392.0 million, which consideration LTG funded with the proceeds from equity and debt financings and cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Amendment of Equity Awards

On October 13, 2021, the Compensation Committee of the Board of Directors of the Company (the “Board”) approved amendments to the terms of (i) an award of 10,034 restricted stock units granted to Adam H. Stedham, Chief Executive Officer & President of the Company (the “Stedham RSUs”), (ii) an award of 41,857 performance-based restricted stock units granted to Mr. Stedham (the “Stedham PSUs” and, together with the Stedham RSUs, the “Stedham Stock Units”), and (iii) an award of 14,127 performance-based restricted stock units granted to Michael R. Dugan, Executive Vice President & Chief Financial Officer of the Company (the “Dugan Stock Units”). Pursuant to the amendments, (i) the Stedham Stock Units were amended to provide that the Stedham Stock Units would not vest or be canceled and cashed-out upon closing of the Merger and instead, upon closing of the Merger, the Stedham Stock Units would be converted into the right to receive a restricted share unit award to be granted by LTG that will vest on December 1, 2022, subject to Mr. Stedham’s continued employment through such date (with accelerated vesting upon an earlier termination of employment without cause, for good reason or due to death or disability), and be payable in LTG common shares; and (ii) the Dugan Stock Units were amended to provide that the Dugan Stock Units would not vest or be canceled and cashed-out upon closing of the Merger and instead, upon closing of the Merger, the Dugan Stock Units would be converted into the right to receive a cash payment from LTG on December 1, 2022, subject to Mr. Dugan’s continued employment through such date (with accelerated vesting upon an earlier termination of employment without cause, for good reason or due to death or disability).

Resignation of Directors

At the Effective Time, all of the Company’s directors, other than Steven E. Koonin, voluntarily resigned from the Board, and LTG ratified and appointed Steven E. Koonin, Jonathan Satchell and Nick Bowyer as the current directors of the Company. These resignations were in connection with the Merger and were not due to disagreement or dispute with the Company on any matter. At the Effective Time, the Company’s officers were designated by LTG and the Board to continue to be officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The amended and restated certificate of incorporation and bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 15, 2021, by and among Learning Technologies Group plc, Learning Technologies Acquisition Corporation, Gravity Merger Sub, Inc. and GP Strategies Corporation (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on July 15, 2021).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: October 14, 2021	By:	/s/ James Galante
James Galante
Senior Vice President, General Counsel and Secretary